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                                                                    EXHIBIT 23.1





         CONSENT OF ERNST & YOUNG LLP

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Alabama National BanCorporation 1994 Stock Option Plan of our report dated February 29, 1996, with respect to the consolidated financial statements of Alabama National BanCorporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


         Birmingham, Alabama
         July 8, 1996